UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C 20549
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Spinnaker ETF Series

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See Below

(I.R.S. Employer Identification Number)

116 South Franklin Street

Rocky Mount, NC 27804

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered	IRS Employer ID Number
Langar Global HealthTech ETF	Cboe BZX Exchange, Inc.	93-3648196

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act Registration file number to which this form relates: 333-215942

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of Langar Global HealthTech ETF (the “Fund”), at no par value, a series of the Spinnaker ETF Series (the “Trust”), to be registered hereunder is set forth for the Fund in Post-Effective Amendment No. 151 under the Securities Act of 1933, as amended, and Amendment No. 154 under the Investment Company Act of 1940, as amended, to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-215942; 811-22398), which description is incorporated herein by reference, as filed with the Securities and Exchange Commission on April 30, 2026. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.	The Trust’s Declaration of Trust is included as Exhibit (a) to Pre-Effective Amendment No. 3 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-215942; 811-22398), as filed with the Securities and Exchange Commission on August 16, 2017 (Accession Number: 0001484018-17-000069).

2.	The Trust’s By-Laws are included as Exhibit (a) to Pre-Effective Amendment No. 3 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-215942; 811-22398), as filed with the Securities and Exchange Commission on August 16, 2017 (Accession Number: 0001484018-17-000069).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SPINNAKER ETF SERIES

By:	/s/ Tracie A. Coop
Name:	Tracie A. Coop
Title:	Secretary & Chief Compliance Officer
Date:	July 21, 2026